CONTACTS:	Financial analysts Michael Doherty +1-949-673-1907 mdoherty@trestlecorp.com	Media Tim Cox / Zing Public Relations +1-650-369-7784 tim@zingpr.com
Exhibit 99.1

Trestle’s Internet Solutions Selected by Hawaii Health Systems Corporation
to Increase Medical Access Throughout The Islands

Trestle’s telemedicine and telepathology applications selected by Hawaii Health Systems Corporation for grant project to expand health services throughout Hawaii

IRVINE, CA -12/29/2004- Trestle Holdings Inc. (OTCBB:TLHO), a supplier of digital imaging and telemedicine applications, today announced the company has been selected as the primary technology partner for Hawaii Health Systems Corporation (HHSC), a public-benefit company, in a grant project to bring specialized medical service and distance learning statewide to rural, underserved communities in Hawaii.

The Rural Telemedicine and Telepathology Distance Learning Network of Hawaii (formed by HHSC, the Kona Hospital Foundation, Clinical Labs of Hawaii, University of Hawaii School of Medical Pathology, and other healthcare and education providers) will use the $500,000 Distance Learning and Telemedicine (DLT) grant awarded by the Rural Utilities Service of the U.S. Department of Agriculture to accomplish three primary goals. First, the network will provide education and training to medical pathology residents. Second, it will provide health professionals, rural patients, families and community members with distance learning services. And third, it will give rural Hawaiian communities access to specialized medical care, especially for chronic conditions.

“Trestle’s internet-enabled microscopy technology will greatly enhance the quality healthcare that we currently provide to our rural island communities,” said Thomas Driskill, Jr., president and chief executive officer of HHSC. “Trestle’s applications will allow us to provide real-time review, examination and diagnosis between physicians and specialists at any of our facilities throughout the islands. This will mean broader access to expertise for all of the physicians and pathologists in our network, as well as better medical care for our rural patients.”

For the distance learning aspect of this undertaking, Trestle’s solutions will play a prominent role as well. “We have online teaching conferences planned for residents throughout our inter-island network,” explained John Hardman, M.D., neuropathologist and program director, University of Hawaii School of Medicine Integrated Pathology Residency Program. “Trestle’s applications will help us provide more in-depth instruction on frozen-section diagnosis, cytopathology, surgical pathology and specialty pathology.”

According to Dr. Glenn Furuya, medical director at Clinical Labs of Hawaii, “Utilizing remote telepathology will increase our productivity by enabling our pathologists to share information almost instantly. This revolutionizes our second-opinion consultations and frozen-section reviews, and reduces the time needed for diagnosis.”

For the state of Hawaii, where communities are separated by the ocean, telepathology can shave days off the time required for a physician to receive an expert diagnosis of a tissue sample. Currently, slides are shuttled back and forth among the islands via courier, and it can take three to five days for a doctor to get an expert ‘read’ of a slide. The Trestle system promises to reduce this to several minutes, and eliminates the possibility of slides being lost or broken.

“Trestle is very proud of our ongoing relationship with HHSC, which commenced in 1999, and looks forward to working with HHSC on next-generation Trestle systems and technologies in areas of improved image acquisition of tissue samples, applications for improved pathology workflow and digital analysis,” said Maurizio Vecchione, Trestle’s CEO. “Telepathology is a critical frontier as technology and the internet bring critical benefits to healthcare systems, physicians and patients.”

The partners in this statewide grant project to enhance distance learning and medical services include several of HHSC’s 12 medical facilities - including Kona Community Hospital, Hilo Medical Center, Kohala Hospital and Kauai Veterans Memorial Hospital.

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About Hawaii Health Systems Corporation
Established in 1996, HHSC is a public-benefit corporation of the State of Hawaii. As the state’s community hospital system, HHSC continues to fulfill the state’s promise to provide quality, hometown healthcare, particularly in rural locations that private hospitals are unable to service. Today, HHSC is the fourth-largest public hospital system in the U.S. HHSC is the largest health provider for Neighbor Island residents, providing acute, rural, and long-term care. For more information, please visit www.hhsc.org.

About Trestle Holdings Inc.
Trestle Holdings develops and sells digital imaging and telemedicine applications to the life sciences markets. The company's products link geographically dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.
Trestle’s digital imaging products have the potential to transform the pathologist’s work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. The company's live microscopy products enable multiple physicians and scientists to remotely view, navigate, and share high-fidelity microscope images at sub-micron resolution over standard Internet connections in real time. The company’s slide scanning and imaging products perform high-speed whole-glass slide digitization for virtual microscopy applications. These slide scanning products facilitate image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, Trestle’s products enable improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.
Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle’s integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients. Trestle’s telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real-time integration of voice, video, medical devices, and patient data.

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